SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 19, 2003

                                  NAVIDEC, INC.
              ----------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)

           COLORADO                     0-29098                  33-0502730
 ---------------------------       ----------------             ------------
(State or Other Jurisdiction      (Commission  File            (IRS Employer
  of Incorporation)                 File Number)             Identification No.)


             FIDDLER'S GREEN CENTER, 6399 S. FIDDLER'S GREEN CIRCLE,
                     SUITE 300, GREENWOOD VILLAGE, CO 80111
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:(303) 222-1000.

Item 5.  OTHER EVENTS.

Gerald Marroney has served as a Director of the company for approximately five years. On September 9, 2003, due to a desire to make room for another Board member with fresh ideas more consistent with the company's evolving business plan, Mr. Marroney resigned from the Board of Directors.

John McGrain was nominated and elected by the shareholders of the Company at its 2002 annual meeting to serve as a member of the Company's Board of Directors. On December 15, 2003, due to time constraints, Mr. McGrain tendered his resignation from the Company's Board of Directors.

Thomas Jacobsen was appointed by the Board of Directors on June 24, 2003 to fill a vacancy on the Company's Board of Directors. On August 19, 2003, due to his acceptance of a position as Chief Operating Officer of a newly formed development stage company and his limited ability to assist the company because of time constraints, Mr. Jacobsen tendered his resignation from the Company's Board of Directors.

None of these directors had any disagreements with the Company concerning operations, policies or practice.

The Company is seeking new directors who can assist the company in its new business plan that can bring the energy, resources and experience to its business plan as it has evolved over the last year.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date December 18, 2003                 NAVIDEC, Inc.


                                       By: /s/ John R. McKowen
                                           -------------------------------------
                                           John R. McKowen
                                           President and Chief Executive Officer